SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this "Amendment") is entered into as of the 28th day of May, 2013, by and between CABOT II – IL1W02–W03, LLC, a Delaware limited liability company ("Landlord") and HAEMONETICS CORPORATION, a Massachusetts corporation ("Tenant").

WHEREAS, Landlord, as a successor-in-interest to Howard Commons Associates, L.L.C., a Delaware limited liability company, and Tenant, as a successor-in-interest to Haemoscope Corporation, an Illinois corporation, are parties to that certain Industrial/Office Building Lease dated as of March 23, 2004 (the "Lease Agreement") covering certain space in the building known as Howard Commons and located at 6201-6295 West Howard Street, Niles, Illinois 60714 (the "Building"), as more particularly described therein;

WHEREAS the Lease Agreement has been previously amended by that certain First Amendment to Lease dated as of June 10, 2004, that certain Second Amendment to Lease dated as of June 5, 2007, that certain Third Amendment to and Assignment of Lease dated as of November 19, 2007, that certain Fourth Amendment to and Assignment of Lease dated as of December 22, 2010, and that certain Fifth Amendment to Lease dated as of July 24, 2012 (the Lease Agreement, as amended, the "Lease") whereby Tenant currently leases from Landlord approximately 16,748 rentable square feet of space known as Suite 6231 (the "Premises") in the Building;

WHEREAS, Landlord is the current owner of the Building and is the landlord under the Lease;

WHEREAS, the Term of the Lease is currently scheduled to expire on July 31, 2013, and Tenant desires to extend the Term for a period of twelve (12) months to expire on July 31, 2014;

WHEREAS, subject to the terms and conditions set forth below, Landlord has agreed to extend the Term for a period of twelve (12) months to expire on July 31, 2014; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing the extension of the Term.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant agree as follows:

1.    Term. The Term of the Lease is hereby extended for a period of twelve (12) months to expire on July 31, 2014, unless sooner terminated in accordance with the terms of the Lease.

2.    Base Rent. From and after the date hereof and continuing through July 31, 2013, Tenant shall continue to pay Base Rent in accordance with the terms of the Lease. Commencing August 1, 2013 and continuing through July 31, 2014, Tenant shall pay Base Rent for the Premises in the amount of $13,921.77 per month. All such Base Rent shall be payable in accordance with the terms of the Lease.

3.    Additional Rent. Tenant shall continue to pay Additional Rent in accordance with the terms of the Lease; provided that, effective as of August 1, 2013, the "Base Amount Taxes" shall be amended to mean an amount equal to Tenant's Proportionate Share of Taxes for the 2013 calendar year, and the "Base Amount Expenses" shall be amended to mean an amount equal to Tenant's Proportionate Share of Expenses for the 2013 calendar year.

4.    Utilities. Tenant shall continue to pay for all utilities provided to the Premises and for Tenant's insurance premiums in accordance with the terms of the Lease.

5.    Acceptance of the Premises. Tenant acknowledges that it currently occupies the Premises and hereby accepts the Premises and the Project in "as is" condition. Landlord shall not be required to perform any leasehold improvements or provide any improvement allowance in connection with this Amendment.

6.    Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Jones Lang LaSalle ("Landlord's Broker") and Cassidy Turley ("Tenant's Broker"), and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Landlord agrees to pay a commission to Landlord's Broker and Tenant's Broker in connection with this Amendment pursuant to separate written agreements between Landlord and such brokers. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim arising in respect to any brokers or agents other than Tenant's Broker claiming a commission by, through, or under Tenant in connection with this Amendment.

7.    Estoppel. Tenant hereby represents, warrants and agrees that: (a) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (b) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (c) Tenant has no current offset or defense to its performance or obligations under the Lease.

8.    Authority. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is duly formed and validly existing under the laws of the Commonwealth of Massachusetts, (ii) Tenant has and is qualified to do business in Illinois, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

9.    Defined Terms. All defined terms used but not otherwise defined herein shall have the same meaning assigned to them in the Lease.

10.    Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

11.    No Representations. Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein and Tenant has not relied on ay representations except as expressly set forth herein.

12.    Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

13.    Section Headings. The section headings contained in this Amendment are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

14.    Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.    Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

16.    Governing Law. This Amendment shall be governed by the laws of the State of Illinois.

17.     Submission of Amendment Not Offer. The submission by Landlord to Tenant of this Amendment for Tenant's consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord and Tenant.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:

CABOT II – IL1W02–W03, LLC, a
Delaware limited liability company

By:	Cabot Industrial Value Fund II Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:     /s/ Bradford M. Otis
Name: Bradford M. Otis
Title: Vice President, Asset Management

TENANT:

HAEMONETICS CORPORATION,
a Massachusetts corporation

By:     /s/ David Helsel
Name:     David Helsel
Title:    EVP, Global Manufacturing

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